UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  April 23, 2010

RENAISSANCE LEARNING, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	0-22187	39-1559474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2911 Peach Street P.O. Box 8036 Wisconsin Rapids, Wisconsin (Address of principal executive offices)	54495-8036 (Zip code)

               (715) 424-3636

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On April 23, 2010, Alexander F. Paul, not individually but as trustee f/b/o Judith A. Paul, under agreement dated October 29, 2008, and Mia Paul Moe, not individually but as trustee f/b/o Terrance D. Paul, under agreement dated October 29, 2008 (the “Trusts”), adopted a trading plan (the “Plan”) designed to satisfy the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in order to facilitate the sale of certain shares (the “Shares”) of common stock, $0.01 par value, of Renaissance Learning, Inc., a Wisconsin corporation (the “Company”).  The Trusts were established by Judith and Terrance Paul, the Chairman of the Board and Chief Executive Officer, respectively, of the Company, for estate planning purposes.  Ms. Paul and Mr. Paul have beneficial interests in the Trusts, but neither Ms. Paul nor Mr. Paul have beneficial ownership in the underlying Shares held by the Trusts, within the meaning of Section 13(d) of the Exchange Act.  The Plan was established as part of the Trusts’ long-term strategy for asset diversification.

The Plan provides for periodic sales of the Shares beginning on May 7, 2010 and ending at the earliest of (i) April 27, 2011, (ii) the date on which the Trusts’ broker has sold all Shares specified in the Plan, or (iii) the date the Plan is terminated.  In the aggregate, the Plan provides for the sale of 863,600 Shares.  The Shares will be sold on the open market at prevailing prices, subject to minimum price thresholds.  The transactions under the Plan will be disclosed publicly in Form 144 filings with the Securities and Exchange Commission.

Except as may be required by law, the Company does not undertake to report future trading plans adopted by its officers or directors or others, or to report modifications, terminations or transactions or other activities under the trading plan of the Trusts, any officer or director of the Company or others.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 30, 2010

RENAISSANCE LEARNING, INC.

By:

/s/ Mary T. Minch

Mary T. Minch

Executive Vice President-Finance, Chief
Financial Officer and Secretary

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